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|                       |              Synergy Financial Group, Inc.           |
|                       |          (Holding Company for Synergy Bank and       |
|                       |            Synergy Financial Services, Inc.)         |
|                       |                      STOCK ORDER FORM                |
|                       |     Stock Offering Expires       For Assistance Call |
|                       |    12:00 noon, eastern time      Our Stock Center at |
|                       | December __, 2003, unless extended (908) 956 - 4011  |
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Number of Shares
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   Number of Shares             Purchase Price               Total Payment Due
--------------------------                              ------------------------
|                        |   x      $10.00        =     |                      |
--------------------------                              ------------------------

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Method                                of                                 Payment
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[_]  Enclosed  is a check  or money  order  made  payable  to  Synergy  Bank for
$________________. **Do not mail cash. Please take cash payment in person to Synergy Bank. [_] I authorize Synergy Bank to withdraw the indicated amounts from the following Synergy Bank accounts and understand that the amounts will not otherwise be available for withdrawal.

     Account       Number Amount
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|               |  $           |  (Call the Stock Center for IRA transactions.)
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|               |  $           |  There will be no penalty for early withdrawals
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|               |  $           |  of funds used to order stock.
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|               |  $           |
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Purchaser Information
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[_]  Check here if you are a director,  officer or employee of Synergy Bank or a member of their immediate families in the same household.
[_] Check here if you were a depositor with $50.00 or more on March 31, 2002, or September 30, 2003. If you check this box, please verify all your account information for both of these dates as listed below. (If you need additional space to list your accounts, please attach a separate sheet.)

[_] I am acting in concert with the following purchasers and/or the following purchasers are my associates:_______________________. Not checking this box shall be deemed confirmation that you are not acting in concert with any other persons purchasing stock nor are any of your associates purchasing stock.
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Account  Information
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
------------------------------------------------  --------------------------------------------------------
| o  These account numbers correspond to the   |  |                                                      |
|    preprinted account registration in the    |->|                                                      |
|    top left hand corner of this form.        |  |                                                      |
------------------------------------------------  |                                                      |
  o  These may not be all of your qualifying      |                                                      |
     accounts.                                    |                                                      |
------------------------------------------------  --------------------------------------------------------
| o  You must list any account numbers from    |  |Account Title (Names on Accounts) | Account Number(s) |
|    other stock order forms you have received |  |--------------------------------- | -------------------
|    in the mail and any other accounts that   |->|                                  |                   |
|    you have, or had at March 31, 2002, or    |  |-------------------------------------------------------
|    September 30, 2003 at Synergy Bank.       |  |                                  |                   |
------------------------------------------------  |-------------------------------------------------------
  o  If you do not list all of your accounts,     |                                  |                   |
     you may not receive all of the shares        |-------------------------------------------------------
     that you are eligible for.                   |                                  |                   |
                                                   -------------------------------------------------------

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Stock  Registration
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Please review the guidelines included with this order form. Print the name(s) in
which  you  want  the  stock   registered  and  the  mailing   address  for  the
registration. Names must appear exactly as on your account at Synergy Bank if you are subscribing as an Eligible Account Holder or Supplemental Account Holder. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.
        ----------------------------------------
Form of ownership: Please  check one.

[_] Individual             [_] Tenants in common            [_] Uniform Transfers to Minors Act
[_] Joint Tenants          [_] Corporation or partnership   [_] Fiduciary  ____________________
[_] Other ______________                                                      Adoption Date
          Please specify

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| Name                                     | Social Security or tax I.D. number|
|                                          |                                   |
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| Name                                     | Daytime Telephone                 |
|                                          |                                   |
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| Street Address                           | County of Residence               |
|                                          |                                   |
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| City               State            Zip  |                                   |
|                                          |                                   |
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                      PLEASE DATE AND SIGN ON THE REVERSE.

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Acknowledgments

Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Stock Issuance as described in the Prospectus.

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY SYNERGY BANK OR THE FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of Synergy Financial Group, Inc. and acknowledge the terms and conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These risks include, among others:

o A relatively large portion of our total loan portfolio consists of consumer loans; the credit risk related to these types of loans is greater.

o We originate most of our automobile loans though a single source; we would be unable to maintain current volume of automobile loan originations without this source.

o We intend to continue to increase our origination of non-residential and multi-family loans after the offering; these types of loans involve a higher degree of repayment risk.

o We have a relatively high percentage of unseasoned credits, which pose a potentially greater repayment risk than loans that have been outstanding longer.

o We intend to continue expanding our branch office network and add a new administrative center; expenses related to such expansion will negatively impact earnings in future periods.

o We may not continue to experience the same rate of growth that we have in the past; we may not be able to successfully manage our current growth.

o Rising interest rates would likely hurt our profits and may affect our ability to pay dividends, repurchase stock or undertake other corporate transactions.

o Increases in market rates of interest are likely to adversely affect our stockholders' equity.

o Our subsidiary, Synergy Financial Services, Inc., has negatively affected our earnings.

o We plan to remain independent and you should not invest in our common stock if you are anticipating our sale.

o The implementation of certain stock-based benefit plans will increase our future compensation expense and may reduce our earnings and dilute stockholder ownership.

o Our low return on equity after the conversion may negatively impact the value of our common stock.

o You may not be able to sell your shares when you desire or for $10.00 or more per share.

o    A downturn in our local economy may adversely affect our earnings.

o We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.


If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the Northeast Region, at (201) 413-1000.

I (we) understand that, after receipt by Synergy Financial Group, Inc. this order may not be modified or withdrawn without the consent of Synergy Financial Group, Inc. or Synergy Bank. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Stock Issuance and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I
(we) am (are) not subject to backup  withholding.  Instructions:  You must cross
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out #2 above if you have been notified by the Internal  Revenue Service that you
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are subject to withholding  because of under-reporting  interest or dividends on
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your tax return.
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I understand  that by executing this order I do not waive any rights afforded to me by the  Securities  Act of 1933 or the  Securities  Exchange Act of 1934.

ALL INDIVIDUALS IN ORDER MUST SIGN.
THIS ORDER NOT VALID UNLESS SIGNED                              ------------------------------------------------
FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT                 |                                              |
(908) 956-4011 FROM 9:00 A.M. TO 5:00 P.M., MONDAY - FRIDAY     ------------------------------------------------
                                                                Signature                            Date

                                                                ------------------------------------------------
                                                                |                                              |
                                                                ------------------------------------------------
                                                                Additional Signature (if required)   Date

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NASD  AFFILIATION:  Please refer to the NASD  AFFILIATION  statement  below.  If applicable, initial where indicated and check the box. The National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the Interpretation) restricts the sale of a hot issue (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

NASD Affiliation
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Please read the NASD Affiliation  section above. Check if applicable and initial where indicated.
 _
[_] Check here if you are a member of the National Association of Securities Dealers Inc. (NASD) or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. In accordance with the conditions for an exception from the interpretation, I agree (i) not to sell, transfer or hypothecate this stock for a period of 90 days following issuance and
     (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment of the stock.

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*    |                                              |   (Initial)
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"Associate"  when used to indicate a relationship  with any person is defined as
(i) any corporation or organization (other than Synergy Financial Group, Inc., Synergy Bank or a majority-owned subsidiary of Synergy Financial Group, Inc.), of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person has a substantial beneficial interest or as to which person serves as a trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Synergy Bank, Synergy Financial Group, Inc. or any of its parents and subsidiaries thereof, provided that, for purposes of aggregating total shares that may be held by officers and directors the term "Associate" does not include any tax-qualified employee stock benefit plan.

"Acting in Concert" is defined as (i) knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other agreement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.
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                          PLEASE DATE AND SIGN ABOVE.